                                                                      Exhibit 21


                    UNION TANK CAR COMPANY AND SUBSIDIARIES
                        SUBSIDIARIES OF THE REGISTRANT
                            as of December 31, 1996

                                                              Jurisdiction Under
                                                                Which Organized
                                                              ------------------
Atlas Bolt & Screw Company                                         Delaware
Atlas Bolt & Screw Company of Canada (1995) Ltd.                   Canada
The Marmon Group of Canada, Ltd.                                   Canada
Procor Alberta, Inc.                                               Alberta
Procor LPG Storage, Inc.                                           Alberta
Procor Limited                                                     Canada
Procor Sulphur Services, Inc.                                      Alberta
Rail Car Associates Limited Partnership                            Illinois
Railserve, Inc.                                                    Canada
Robertson Whitehouse, Inc.                                         Canada
Trans Union Crane Rental, Inc.                                     Canada
Trans Union Fastener Corporation                                   Delaware
Uni-Form Components, Co.                                           Delaware
Union Tank Car Rail Services Company                               Delaware
UTLX Components Company                                            Delaware

All subsidiaries listed above are wholly-owned except for Rail Car Associates Limited Partnership of which the Company is the general partner and has an 80% ownership interest and are included in the consolidated financial statements incorporated herein.

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